AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN AGREEMENT


         This Amendment No. 4 (this "Amendment") to Amended and Restated Loan Agreement, dated as of June 29, 1999 is entered into with reference to the Amended and Restated Loan Agreement dated as of March 7, 1997 (as heretofore amended by an Amendment No. 1 dated as of September 19, 1997, an Amendment No. 2 dated as of June 19, 1998, and an Amendment No. 3 dated as of December 17, 1998, the "Loan Agreement") among Mirage Resorts, Incorporated, a Nevada corporation ("Borrower"), the Banks, Co-Arrangers, Co-Agents and Documentation Agent referred to therein, and Bank of America National Trust and Savings Association, as Administra-tive Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement. Borrower and the Administrative Agent (acting with the consent of the Requisite Banks) agree as follows:

     1. Calculation of Leverage Ratio for Fiscal Quarter Ending June 30, 1999. It is agreed that for the purposes of calculating the Leverage Ratio as of June 30, 1999 only, the definition of Leverage Ratio shall be as follows (deleting the requirement, in respect of that Fiscal Quarter only, that the numerator be the average of Total Debt as of the last day of each of the three calendar months comprising the Fiscal Quarter then ending):

        "'Leverage Ratio' means, as of the last day of each Fiscal Quarter, the ratio of (a) Total Debt to (b) Annualized Adjusted EBITDA, as such ratio is set forth in the most recent Compliance Certificate delivered by Borrower pursuant to Section 7.2."

     2. Condition Precedent.   The effectiveness of this Amendment shall
     be conditioned upon the receipt by the Administrative Agent of written consents hereto executed by the Requisite Banks.

     3. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Banks that, as of the date of this Amendment, no Default or Event of Default has occurred and remains continuing.

     4. Agreement Regarding Incremental Margin. Borrower agrees that the applicability (or non-applicability) of the Incremental Margin shall be determined on the basis of the Leverage Ratio (and its component definitions) as set forth in the Loan Agreement prior to and without giving effect to the amendment thereto set forth in this Amendment.

                             EXHIBIT 10.5

     5. Confirmation.    In  all  other  respects, the terms of the Loan
     Agreement and the other Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.


                             MIRAGE RESORTS, INCORPORATED


                             By:  DANIEL R. LEE
                                  --------------------------------------
                                  Daniel R. Lee,
                                  Chief Financial Officer

                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, as Administrative

                             Agent

                             By:  JANICE HAMMOND
                                  --------------------------------------
                                  Janice Hammond, Vice President

                                 -2-